Exhibit 99.1

Intuitive Machines Reports First Quarter 2026 Financial Results; Posts Record Quarterly Revenue, Gross Margin, and Positive Adjusted EBITDA along with Record Quarter-end Backlog of $1.1 Billion

Houston, TX, May 14, 2026 -- Intuitive Machines, Inc. (Nasdaq: LUNR, “Intuitive Machines,” or the “Company”), a
leading space technology and infrastructure services company, today announced its financial results for the first quarter ended March 31, 2026.

Intuitive Machines CEO Steve Altemus said, “Intuitive Machines continues to execute, grow, and win new business at record pace. Our acquisition of Lanteris has been immediately accretive with the combined entity already creating value.”

Highlights

•Closed $800 million acquisition of Lanteris Space Systems to become a vertically integrated next-generation space prime contractor for commercial, civil and national security space initiatives

•Signed definitive agreement in Q2 to acquire Goonhilly Earth Station and its COMSAT subsidiary to a create a space‑to‑ground data services network configured to support missions across LEO, MEO, GEO, cislunar, and deep space environments for communications, navigation, and data processing

•Awarded $428.9 million in new contracts driven primarily by Space Development Agency Proliferated Warfighter Space Architecture tranche 3 tracking layer and $180.4 million CLPS contract from NASA; this marks Intuitive Machines’ fifth CLPS task order, the most among all CLPS vendors and the first to require our larger cargo class (Nova-D) lunar lander

•Contracted with U.S. Space Force in Q2 as a part of the Andromeda IDIQ contract with an anticipated ceiling value of $6.2 billion to expand space domain awareness capabilities through a constellation of maneuverable satellites designed to observe and track activity in geosynchronous orbit; the first revenue synergy award to combine Intuitive Machines and Lanteris capabilities

•Submitted proposals for CLPS and LTV in support of NASA’s Ignition initiative priorities; awaiting award decisions in the coming weeks while additional proposals are underway for CLPS 2.0, Space Reactor‑1 Freedom, and other Moon base infrastructure initiatives

Financial Highlights

•Achieved record quarterly revenue of $186.7 million, nearly 3x of prior year driven by the Lanteris acquisition along with continued CLPS, OMES, and NSNS execution; Lanteris acquisition closed on January 13, 2026; reported Q1 revenue does not include 12 days of Lanteris, which was approximately $13 million

•Reported record profitability with $2.7 million positive Adjusted EBITDA

•Ended Q1 with record backlog of $1.1 billion, an $842 million increase from year-end 2025 driven primarily by the acquisition of Lanteris along with Intuitive Machines’ fifth CLPS task order

Mr. Altemus continued, “The next phase of the space economy will not be defined only by who reaches new destinations. It will be defined by who can build the infrastructure, connect it reliably, and operate it at scale. That is what Intuitive Machines is building.”

Outlook

•Full-year 2026 revenue of $900 million - $1 billion

•Full-year 2026 Adjusted EBITDA positive

Conference Call Information

Intuitive Machines will host a conference call today, May 14, 2026, at 8:30 am Eastern Time to discuss these results. A link to the live webcast of the earnings conference call will be made available on the investors portion of the Intuitive Machines’ website at https://investors.intuitivemachines.com.

Following the conference call, a webcast replay will be available through the same link on the investors portion of the Intuitive Machines’ website at https://investors.intuitivemachines.com.

Key Business Metrics and Non-GAAP Financial Measures

In addition to the GAAP financial measures set forth in this press release, the Company has included certain financial measures that have not been prepared in accordance with generally accepted accounting principles (“GAAP”) and constitute “non-GAAP financial measures” as defined by the SEC. This includes adjusted EBITDA (“Adjusted EBITDA”).

Adjusted EBITDA is a key performance measure that our management team uses to assess the Company’s operating performance and is calculated as net income (loss) excluding results from non-operating sources including interest income, interest expense, transaction and integration costs related to acquisitions, gain on extinguishing of debt, share-based compensation, change in fair value instruments, gain or loss on issuance of securities, other income/expense, depreciation, impairment of property and equipment, and provision for income taxes. Intuitive Machines has included Adjusted EBITDA because we believe it is helpful in highlighting trends in the Company’s operating results and because it is frequently used by analysts, investors, and other interested parties to evaluate companies in our industry.

Adjusted EBITDA has limitations as an analytical measure, and investors should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Other companies, including companies in Intuitive Machines’ industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and our other GAAP results. A reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure is included below under the heading “Reconciliation of GAAP to Non-GAAP Financial Measure.”

We define free cash flow as net cash (used in) provided by operating activities less purchases of property and equipment. We believe that free cash flow is a meaningful indicator of liquidity that provides information to management and investors about the amount of cash generated from operations that, after purchases of property and equipment, can be used for strategic initiatives, including continuous investment in our business and strengthening our balance sheet. Free Cash Flow has limitations as a liquidity measure, and you should not consider it in isolation or as a substitute for analysis of our cash flows as reported under GAAP. Some of these limitations are: Free Cash Flow is not a measure calculated in accordance with GAAP and should not be considered in isolation from, or as a substitute for financial information prepared in accordance with GAAP; Free Cash Flow may not be comparable to similarly titled metrics of other companies due to differences among methods of calculation; and Free Cash Flow may be affected in the near to medium term by the timing of capital investments, fluctuations in our growth and the effect of such fluctuations on working capital and changes in our cash conversion cycle. A reconciliation of Free Cash Flow to the most directly comparable GAAP financial measure is included below under the heading “Reconciliation of GAAP to Non-GAAP Financial Measure.”

The Company has also included contracted backlog, which is defined as the total estimate of the revenue the Company expects to realize in the future as a result of performing work on awarded contracts, less the amount of revenue the Company has previously recognized. Intuitive Machines monitors its backlog because we believe it is a forward-looking indicator of potential sales which can be helpful to investors in evaluating the performance of its business and identifying trends over time.

About Intuitive Machines

Intuitive Machines is a diversified space technology, infrastructure, and services company focused on fundamentally disrupting lunar access economics. In 2024, Intuitive Machines successfully soft-landed the Company’s Nova-C class lunar lander, on the Moon, returning the United States to the lunar surface for the first time since 1972. In 2025, Intuitive
Machines returned to the lunar south pole with a second lander. The Company’s products and services are focused through three pillars of space commercialization: Delivery Services, Data Transmission Services, and Infrastructure as a Service. For more information, please visit intuitivemachines.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements that do not relate to matters of historical fact should be considered forward looking. These forward-looking statements generally are identified by the words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” “strategy,” “outlook,” the negative of these words or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include but are not limited to statements regarding: our expectations and plans related to any proposed business combination; our expectations and plans relating to our missions to the Moon, including the expected timing of launch and our progress in preparation thereof; our expectations with respect to, among other things, demand for our product portfolio, our submission of bids for contracts; our expectations regarding revenue for government contracts awarded to us; our expectations regarding changes to government contracts or programs; our operations, our financial performance and our industry; our business strategy, business plan, and plans to drive long-term sustainable shareholder value; information under “Outlook,” or “Guidance” including, our expectations on revenue generation, backlog and cash. These forward-looking statements reflect the Company’s predictions, projections, or expectations based upon currently available information and data. Our actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward looking statements. The following important factors and uncertainties, among others, could cause actual outcomes or results to differ materially from those indicated by the forward-looking statements in this presentation: our reliance upon the efforts of our Board and key personnel to be successful; our limited operating history; our failure to manage our growth effectively; competition from existing or new companies; unsatisfactory safety performance of our spaceflight systems or security incidents at our facilities; cyber incidents; failure of the market for commercial spaceflight to achieve the growth potential we expect; any delayed launches, launch failures, failure of our satellites or lunar landers to reach their planned orbital locations, significant increases in the costs related to launches of satellites and lunar landers, and insufficient capacity available from satellite and lunar lander launch providers; our customer concentration; risks associated with commercial spaceflight, including any accident on launch or during the journey into space; risks associated with the handling, production and disposition of potentially explosive and ignitable energetic materials and other dangerous chemicals in our operations; our reliance on a limited number of suppliers for certain materials and supplied components; failure of our products to operate in the expected manner or defects in our products; counterparty risks on contracts entered into with our customers and failure of our prime contractors to maintain their relationships with their counterparties and fulfill their contractual obligations; failure to successfully defend protest from other bidders for government contracts; failure to comply with various laws and regulations relating to various aspects of our business and any changes in the funding levels of various governmental entities with which we do business; our failure to protect the confidentiality of our trade secrets and know how; our failure to comply with the terms of third-party open source software our systems utilize; our ability to maintain an effective system of internal control over financial reporting, and to address and remediate material weaknesses in our internal control over financial reporting; the U.S. government’s budget deficit and the national debt, as well as any inability of the U.S. government to complete its budget process for any government fiscal year, and our dependence on U.S. government contracts and funding by the government for the government contracts; our failure to comply with U.S. export and import control laws and regulations and U.S. economic sanctions and trade control laws and regulations; uncertain global macro-economic and political conditions and rising inflation; our history of losses and failure to achieve profitability and our need for substantial additional capital to fund our operations; the fact that our financial results may fluctuate significantly from quarter to quarter; our holding company status; the risk that our business and operations could be significantly affected if it becomes subject to any litigation, including securities litigation or stockholder activism; our public securities’ potential liquidity and trading; and other public filings and press releases other factors detailed under the section titled Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”), the section titled Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations and the section titled Part II. Item 1A. “Risk Factors” in our most recently filed Quarterly Report on Form 10-Q, and in our subsequent filings with the SEC, which are accessible on the SEC's website at www.sec.gov.

These forward-looking statements are based on information available as of the date of this presentation and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Contacts

For investor inquiries:
investors@intuitivemachines.com
For media inquiries:
press@intuitivemachines.com

INTUITIVE MACHINES, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$231,624	$582,606
Restricted cash	11,741	2,733
Trade accounts receivable	105,788	12,193
Contract assets	48,022	12,236
Inventory, net	57,873	—
Advances to suppliers	25,896	3,353
Prepaid and other current assets	24,334	5,693
Total current assets	505,278	618,814
Orbital receivables, non-current	217,518	—
Property and equipment, net	244,220	68,550
Intangible assets, net	304,130	12,968
Goodwill	379,840	18,697
Operating lease right-of-use assets	66,032	36,755
Finance lease right-of-use assets	86	94
Other assets	843	1,276
Total assets	$1,717,947	$757,154
LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	89,335	$22,199
Accounts payable - affiliated companies	2,405	1,723
Contract liabilities, current	205,575	57,368
Operating lease liabilities, current	27,698	10,466
Finance lease liabilities, current	33	48
Other current liabilities	90,416	33,028
Total current liabilities	415,462	124,832
Long-term debt	335,844	335,335
Contract liabilities, non-current	2,731	6,341
Pension and other postretirement benefits	52,030	—
Operating lease liabilities, non-current	62,793	26,290
Finance lease liabilities, non-current	24	20
Warrant liabilities	69,816	60,394
Other non-current liabilities	48,092	240
Total liabilities	986,792	553,452
Commitments and contingencies
MEZZANINE EQUITY
Series A preferred stock subject to possible redemption	6,776	6,613
Redeemable noncontrolling interests	1,057,816	951,536
SHAREHOLDERS’ DEFICIT
Class A common stock	16	12
Class C common stock	6	6
Treasury Stock	(33,525)	(33,525)
Paid-in capital	—	—
Accumulated deficit	(300,794)	(721,457)
Total shareholders’ deficit attributable to the Company	(334,297)	(754,964)
Noncontrolling interests	860	517
Total shareholders’ deficit	(333,437)	(754,447)
Total liabilities, mezzanine equity and shareholders’ deficit	$1,717,947	$757,154

INTUITIVE MACHINES, INC.
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenues:
Product revenue	$141,554	$—
Service revenue	42,076	62,524
Grant revenue	3,100	—
Total revenues	186,730	62,524
Operating expenses:
Cost of product revenue (excluding depreciation and amortization)	113,913	—
Cost of service revenue (excluding depreciation and amortization)	33,660	48,925
Cost of grant revenue (excluding depreciation and amortization)	3,101	—
Cost of service revenue (excluding depreciation and amortization) - affiliated companies	5,949	6,922
Depreciation and amortization	13,048	623
Research and development	5,589	911
General and administrative expense (excluding depreciation and amortization)	50,671	15,220
Total operating expenses	225,931	72,601
Operating loss	(39,201)	(10,077)
Other income (expense), net:
Interest income	1,431	1,419
Interest expense	(4,885)	(26)
Change in fair value of earn-out liabilities	—	(33,369)
Change in fair value of warrant liabilities	(9,422)	43,002
Change in fair value of contingent consideration liabilities	(521)	—
Other income, net	72	26
Total other income (expense), net	(13,325)	11,052
Income (loss) before income taxes	(52,526)	975
Income tax expense	(2)	—
Net income (loss)	(52,528)	975
Net income (loss) attributable to redeemable noncontrolling interest	(15,484)	11,909
Net income attributable to noncontrolling interest	343	462
Net loss attributable to the Company	(37,387)	(11,396)
Less: Preferred dividends	(162)	(147)
Net loss attributable to Class A common shareholders	$(37,549)	$(11,543)

Net loss per share
Net loss per share of Class A common stock - basic and diluted	$(0.25)	$(0.11)
Weighted-average common shares outstanding
Weighted average shares outstanding - basic and diluted	147,878,006	107,081,918

INTUITIVE MACHINES, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$(52,528)	$975
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,048	623
Bad debt expense	357	—
Amortization of debt discount and issuance costs	277	—
Share-based compensation expense	8,842	2,844
Change in fair value of earn-out liabilities	—	33,369
Change in fair value of warrant liabilities	9,422	(43,002)
Change in fair value of contingent consideration liabilities	521	—
Deferred income taxes	—	—
Other	(1,927)	194
Changes in operating assets and liabilities:
Trade and other receivables, net	1,275	15,418
Inventory, net	(1,726)	—
Contract assets	(12,642)	13,077
Prepaid expenses	(17,685)	(1,576)
Orbital receivables, net	7,689	—
Other assets, net	3,012	547
Accounts payable and accrued expenses	26,483	5,856
Accounts payable – affiliated companies	682	1,789
Contract liabilities – current and long-term	(17,119)	(8,626)
Securitization liabilities	(2,692)	—
Pension and other postretirement benefits	(2,763)	—
Other liabilities	(17,294)	(2,069)
Net cash provided by (used in) operating activities	(54,768)	19,419
Cash flows from investing activities:
Purchase of property and equipment	(9,876)	(6,122)
Acquisition of businesses, net of cash acquired	(444,779)	—
Net cash used in investing activities	(454,655)	(6,122)
Cash flows from financing activities:
Warrants exercised	—	176,620
Redemption of warrants	—	(66)
Transaction costs related to the issuance of securities	(7,550)	—
Repurchase of Class A Common Stock	—	(20,700)
Proceeds from issuance of securities	175,000	—
Payment of withholding taxes from share-based awards	(1)	(3,505)
Net cash provided by financing activities	167,449	152,349
Net increase (decrease) in cash, cash equivalents and restricted cash	(341,974)	165,646
Cash, cash equivalents and restricted cash at beginning of the period	585,339	209,649
Cash, cash equivalents and restricted cash at end of the period	243,365	375,295
Less: restricted cash	11,741	2,042
Cash and cash equivalents at end of the period	$231,624	$373,253

INTUITIVE MACHINES, INC.
Reconciliation of GAAP to Non-GAAP Financial Measure
Adjusted EBITDA
The following table presents a reconciliation of net loss, the most directly comparable financial measure presented in accordance with GAAP, to Adjusted EBITDA.

	Three Months Ended March 31,
(in thousands)	2026	2025
Net income (loss)	$(52,528)	$975
Adjusted to exclude the following:
Taxes	2	—
Depreciation and amortization	13,048	623
Interest income	(1,431)	(1,419)
Interest expense	4,885	26
Transaction and integration costs related to acquisitions	19,978	—
Share-based compensation expense	8,842	2,844
Change in fair value of earn-out liabilities	—	33,369
Change in fair value of warrant liabilities	9,422	(43,002)
Change in fair value of contingent consideration liabilities	521	—
Other income, net	(72)	(26)
Adjusted EBITDA	$2,667	$(6,610)
Free Cash Flow
We define free cash flow as net cash (used in) provided by operating activities less purchases of property and equipment. We believe that free cash flow is a meaningful indicator of liquidity that provides information to management and investors about the amount of cash generated from operations that, after purchases of property and equipment, can be used for strategic initiatives, including continuous investment in our business and strengthening our balance sheet.
Free Cash Flow has limitations as a liquidity measure, and you should not consider it in isolation or as a substitute for analysis of our cash flows as reported under GAAP. Some of these limitations are:
•Free Cash Flow is not a measure calculated in accordance with GAAP and should not be considered in isolation from, or as a substitute for financial information prepared in accordance with GAAP.
•Free Cash Flow may not be comparable to similarly titled metrics of other companies due to differences among methods of calculation.
•Free Cash Flow may be affected in the near to medium term by the timing of capital investments, fluctuations in our growth and the effect of such fluctuations on working capital and changes in our cash conversion cycle.
The following table presents a reconciliation of net cash used in operating activities, the most directly comparable financial measure presented in accordance with GAAP, to free cash flow:

	Three Months Ended March 31,
(in thousands)	2026	2025
Net cash provided by (used in) operating activities	$(54,768)	$19,419
Purchases of property and equipment	(9,876)	(6,122)
Free cash flow	$(64,644)	$13,297

Backlog
The following table presents our backlog as of the periods indicated:

(in thousands)	March 31, 2026	December 31, 2025
Backlog	$1,055,434	$213,070

Backlog increased by $842.4 million as of March 31, 2026 compared to December 31, 2025, which includes $612.8 million of acquired backlog associated with the Lanteris acquisition in January 2026, new awards of $428.9 million primarily associated with the IM-5 mission, a government defense contract, and various other contracts, partially offset by continued performance on existing contracts of $186.7 million.